Exhibit 99.1

PENN ENGINEERING TO BE ACQUIRED BY

AFFILIATE OF TINICUM CAPITAL PARTNERS II, L.P.

DANBORO, PA. - (BUSINESS WIRE) – January 17, 2005 - Penn Engineering & Manufacturing Corp. (NYSE:PNN, NYSE:PNNA) today announced that it has entered into a definitive merger agreement whereby PennEngineering will be acquired by PEM Holding Co., an affiliate of Tinicum Capital Partners II, L.P., a New York-based private investment partnership, in a cash transaction.

Under the terms of the agreement, stockholders of PennEngineering will receive $18.25 in cash for each share of PennEngineering Common Stock and Class A Common Stock. The market value of the transaction is expected to be approximately $330 million. The transaction is expected to be completed in the first half of 2005.

A Special Committee of the Board of Directors of PennEngineering, based in part on a fairness opinion received from its independent financial advisor, has recommended approval of the merger, and the respective Boards of Directors of PennEngineering and PEM Holding Co. have unanimously approved the transaction. The merger is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and receipt by PEM Holding Co. of financing under a signed commitment letter with its lenders.

PennEngineering is being advised by Gleacher Partners LLC.

The agreement provides for the payment of termination fees by PennEngineering in certain circumstances. In addition, certain significant stockholders have entered into an Option and Voting Agreement with PEM Holding Co. in connection with this transaction agreeing to vote certain of their shares, representing approximately 49% of the outstanding Class A Common Stock, in favor of the proposed merger and, under certain circumstances, to sell certain of their shares to PEM Holding Co. or to make payments to it.

About PennEngineering

PennEngineering provides value-added solutions to leading worldwide computer, electronics, telecommunications, and automotive OEMs. Founded in 1942, PennEngineering is a global company headquartered in Danboro, Pennsylvania with additional facilities in Pipersville, PA, Harleysville, PA, Winston-Salem, NC, Doncaster, England, Singapore, Oxnard, California, Kent, Ohio, Galway, Ireland, Shanghai, China, and Mexico. More information about PennEngineering is available at www.penn-eng.com.

About Tinicum

Tinicum Capital Partners II, L.P. is a New York-based private investment partnership with over $600 million in committed equity capital.

Additional Information about the Merger and Where to Find It

PennEngineering plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with a special meeting of stockholders to consider the merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PENNENGINEERING, PEM HOLDING CO., THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by PennEngineering or PEM Holding Co. through the web site maintained by the SEC at www.sec.gov.

In addition, investors and stockholders will be able to obtain free copies of the proxy statement from PennEngineering by contacting Penn Engineering & Manufacturing Corp., 5190 Old Easton Road, P.O. Box 1000, Danboro, PA 18916, Attention: Investor Relations.

PennEngineering and its directors, executive officers, certain members of management, and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding PennEngineering’s directors and officers and their ownership of PennEngineering Common Stock and Class A Common Stock is contained in the proxy statement for PennEngineering’s 2004 annual meeting of stockholders, which was filed with the SEC on March 29, 2004. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, will be set forth in the proxy statement when it is filed with the SEC.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding the merger agreement and the expected timetable for completing the merger. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including the possibility that, prior to the closing of the merger, PennEngineering’s business could suffer due to market uncertainty relating to the merger and that the closing of the merger may not occur or be delayed. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in PennEngineering’s periodic filings with the SEC, including PennEngineering’s quarterly report on Form 10-Q for the quarter ended September 30, 2004. PennEngineering undertakes no obligation to update forward-looking statements to reflect events or uncertainties occurring after the date of this press release.

CONTACT:

Penn Engineering & Manufacturing Corp.

Mark W. Simon or Richard F. Davies

215-766-3660

Source: Penn Engineering & Manufacturing Corp.

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